Exhibit 10.12
INDEMNIFICATION AGREEMENT
     THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of the ___ day of                     , 2008, by and between clickNsettle.com, Inc., a Delaware corporation (the “Corporation”), and                      (“Indemnitee”), with reference to the following facts:
     A. Indemnitee currently is serving or has been invited to serve as a director and/or officer of the Corporation, and the Corporation wishes Indemnitee to serve or to continue to serve in such capacity.
     B. The Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) provides that the Corporation shall indemnify each person who is or was a director or officer of the Corporation, and each such person who is or was serving at the request of the Corporation as a director or officer of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, against specified expenses and losses arising as a result of their services in any such capacity, to the fullest extent permitted from time to time by the Delaware General Corporation Law (the “GCL”) or any other laws as presently or hereafter in effect.
     C. Both the Corporation and Indemnitee recognize the increased risk of litigation and other claims currently being asserted against directors and officers of corporations.
     D. In recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued and effective service to the Corporation, and in order to induce Indemnitee to provide services to the Corporation as a director and/or officer, it is the intention of this Agreement to provide to Indemnitee certain indemnification rights that are in addition to those rights described in the Certificate of Incorporation and the Corporation’s Bylaws.
     E. As used in this Agreement, the terms “enterprise”, “proceeding” and “expenses” have the meanings set forth in Section 11.1, and the terms “fines”, “serving at the request of the Corporation” and “not opposed to the best interests of the Corporation” shall be construed in accordance with the provisions of Section 11.3.
     NOW, THEREFORE, as an inducement to Indemnitee to serve or to continue to serve as a director and/or officer of the Corporation, the Corporation agrees with Indemnitee as follows:
     1. Indemnification. The Corporation shall indemnify Indemnitee if Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any proceeding (including but not limited to a proceeding by or in the right of the Corporation) by reason of (or arising in part out of) the fact that Indemnitee is or was a director, officer, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another enterprise, against expenses, judgments, fines, settlement payments and other amounts actually and reasonably incurred by Indemnitee in connection with such proceeding, and any federal, state, local or foreign taxes imposed as the result of the actual or deemed receipt of any payments under this

Agreement, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, in the case of a criminal proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful. The termination of any proceeding by judgment, order, settlement (whether with or without court approval), conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, in the case of a criminal proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.
     2. Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in the defense of any proceeding referred to in Section 1, or in the defense of any claim, issue or matter therein, including without limitation, dismissal without prejudice, Indemnitee shall be indemnified against expenses actually and reasonably incurred by Indemnitee in connection therewith.
     3. Expenses; Indemnification Procedure.
          3.1 Advance of Expenses. At the times specified in Section 3.4(a) hereof, the Corporation shall advance all expenses incurred by Indemnitee in defending any proceeding referred to in Section 1 prior to the final disposition of such proceeding. Expense advances shall be made without regard to Indemnitee’s ability to repay the amount of the advances and without regard to Indemnitee’s ultimate entitlement to indemnification under the provisions of this Agreement. Indemnitee hereby undertakes to repay such amounts advanced if it ultimately shall be determined by final judicial decision from which there is no further right to appeal that Indemnitee is not entitled to be indemnified by the Corporation. Any obligation to reimburse the Corporation for expense advances shall be unsecured, and no interest shall be charged thereon.
          3.2 Notice/Cooperation by Indemnitee. Indemnitee shall give the Corporation notice in writing as soon as practicable of any proceeding for which indemnification will or could be sought under this Agreement; provided, however, the failure to so notify the Corporation shall not relieve the Corporation of any liabilities hereunder unless (and then solely to the extent that) the Corporation is materially damaged or prejudiced thereby or the defense of the proceeding for which indemnification is sought is materially prejudiced thereby. Notice to the Corporation shall be directed to the Secretary of the Corporation at the address shown on the signature page of this Agreement (or such other address as the Corporation shall designate in writing to Indemnitee). Indemnitee shall give the Corporation such information and cooperation as the Corporation may reasonably require with respect to the proceeding in question and as shall be within Indemnitee’s reasonable ability to provide.
          3.3 Determination of Standard of Conduct. It shall be a defense to any claim by Indemnitee for indemnification hereunder and to any action brought by Indemnitee pursuant to Section 3.4(a) (other than a claim or action to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition) that Indemnitee has not met the standard of conduct which makes it permissible for the Corporation to indemnify Indemnitee for the amount claimed, but the burden of proving such defense (by clear and convincing evidence) shall be on the Corporation, and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 3.1 unless and until such defense is finally adjudicated in favor of the Corporation by court order or judgment from which no further right of appeal exists. It is the parties’ intention that, if the Corporation contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be decided by judicial proceedings, and neither the failure of the Corporation (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel or its stockholders) to have made a determination that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel or its stockholders) that Indemnitee has not met such standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.
          3.4 Certain Procedural Matters.
               (a) Timing of Payments. Any indemnification and advances provided for in this Agreement shall be made no later than thirty (30) days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any statute or under any provision of the Certificate of Incorporation or the Corporation’s Bylaws providing for indemnification is not paid in full by the Corporation within thirty (30) days after a written request for payment thereof has first been received by the Corporation, Indemnitee may, but need not, at any time thereafter bring an action against the Corporation to recover the unpaid amount of the claim, and, subject to Section 14 of this Agreement, Indemnitee also shall be entitled to be paid for the expenses of bringing such action.
               (b) Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 3.2 hereof, the Corporation has director and officer liability insurance in effect, the Corporation shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the applicable policy or policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy or policies. If the Corporation fails to take such action on Indemnitee’s behalf, Indemnitee may do so, whereupon the Corporation shall indemnify Indemnitee against all expenses incurred by Indemnitee in connection with any proceeding brought by Indemnitee against the insurers for recovery under any such insurance.
               (c) Selection of Counsel. The Corporation shall be entitled to assume the defense of any proceeding with respect to which it is obligated to advance expenses pursuant to Section 3.1, with counsel reasonably satisfactory to Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Corporation, the Corporation will not be liable to advance counsel fees to Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ his or her own counsel in any such proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Corporation, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of any such defense, (C) Indemnitee shall have reasonably concluded that the Corporation is not diligently pursuing the defense of the proceeding, or (D) the Corporation shall not, in fact, have employed counsel to assume the defense of the proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Corporation. In the event separate counsel is retained by Indemnitee pursuant to this Section 3.4(c), the Corporation shall cooperate with Indemnitee and such separate counsel in the defense of the proceeding, including making documents, witnesses and other reasonable information related to the defense available to Indemnitee and such separate counsel and entering into joint defense and confidentiality agreements, as appropriate.
               (d) Settlement of Proceedings. So long as the Corporation is diligently conducting the defense of any proceeding with respect to which it is obligated to advance expenses pursuant to Section 3.1, (i) Indemnitee will not consent to the entry of any judgment or enter into any settlement with respect to the proceeding without the prior written consent of the Corporation, and (ii) the Corporation will not consent to the entry of any judgment or enter into any settlement with respect to the proceeding which would impose any penalty, financial obligation or limitation on Indemnitee (other than a monetary payment for which Indemnitee is fully indemnified) without the prior written consent of Indemnitee. Neither party shall unreasonably withhold its, his or her consent to any proposed judgment or settlement.
     4. Additional Indemnification Rights; Non-Exclusivity.
          4.1 Scope. Notwithstanding any other provision of this Agreement, the Corporation hereby agrees to indemnify Indemnitee to the fullest extent permitted by law (as in effect at any time between the date of this Agreement and the date the claim is resolved) notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Certificate of Incorporation, the Corporation’s Bylaws or statute. Without limiting the generality of the foregoing, (a) in the event of any change in any applicable law (whether by statute or judicial decision) which narrows the right of a Delaware corporation to indemnify a member of its Board of Directors or an officer, such change, to the extent not otherwise required by such statute or decision to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder, and (b) in the event of any change in any applicable law (whether by statute or judicial decision) which permits greater indemnification by agreement than would currently be afforded under the Certificate of Incorporation, the Corporation’s Bylaws, applicable law or this Agreement, Indemnitee shall be entitled to the greater benefits so afforded by such change. The parties intend that this Agreement shall provide for indemnification in excess of that expressly provided by statute.
          4.2 Other Rights Authorized. The indemnification provided by this Agreement shall not be exclusive and shall be in addition to any other rights to which Indemnitee may be entitled under the Certificate of Incorporation, applicable law or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in Indemnitee’s official capacity as a director and/or officer of the Corporation and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity at the time of any covered proceeding and shall inure to the benefit of the heirs, successors, executors, administrators and representatives of Indemnitee.
     5. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the expenses, judgments, fines, settlement payments or other amounts actually and reasonably incurred by him or her in the investigation, defense, appeal or settlement of any proceeding, but not for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines, settlement payments or other amounts to which Indemnitee is entitled in accordance with the terms of this Agreement.
     6. Mutual Acknowledgment. Both the Corporation and Indemnitee acknowledge that, in certain instances, federal law or applicable public policy may prohibit the Corporation from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Corporation has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation’s right under public policy to indemnify Indemnitee.
     7. Officer and Director Liability Insurance. If the Corporation maintains a policy or policies of insurance providing the officers and directors of the Corporation with coverage for losses from wrongful acts and/or to ensure the Corporation’s performance of its indemnification obligations under this Agreement (or similar agreements with other directors and/or officers), Indemnitee shall be included in the coverage provided by such policy or policies in accordance with its or their terms.
     8. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Corporation to do or fail to do any act in violation of applicable law. The Corporation’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement are severable, and if any one or more provisions may be determined to be unenforceable, in whole or in part, by any court of competent jurisdiction, such determination shall not affect the validity, legality or enforceability of any other provisions of this Agreement, and there shall be substituted for each provision at issue a valid and enforceable provision as similar as possible to the provision(s) at issue.
     9. Exceptions. Any other provision herein to the contrary notwithstanding, the Corporation shall not be obligated pursuant to the terms of this Agreement:
          9.1 To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement, the Certificate of Incorporation, the Corporation’s Bylaws or any statute or law or otherwise as required under Section 145 of the GCL, but such indemnification or advancement of expenses may be provided by the Corporation in specific cases if the Board of Directors has approved the initiation or bringing of such suit; or
          9.2 To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; or
          9.3 To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement), as and to the extent Indemnitee otherwise has actually received payment (under an insurance policy, by law or otherwise) of the amounts otherwise indemnifiable hereunder; or
          9.4 To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute; or
          9.5 To indemnify Indemnitee for any act, omission or transaction listed in the exceptions to waiver of personal liability of a director set forth in Section 102(b)(7) of the GCL.
     10. Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all instruments required and shall do everything reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Corporation to bring suit to enforce such rights.
     11. Construction of Certain Terms and Phrases.
          11.1 For purposes of this Agreement, “enterprise” means any corporation, partnership, joint venture, limited liability company, trust or other entity or organization, including, without limitation, any employee benefit plan; “proceeding” means any threatened, pending or completed action, suit, arbitration, alternative dispute mechanism, investigation or administrative or legislative hearing, or any other threatened, pending or completed proceeding, including any and all appeals, whether civil, criminal, administrative or investigative, including, without limitation, an action, suit or proceeding by or in the right of the Corporation; and “expenses” includes, without limitation, attorneys’ fees, retainers, court costs, fees and expenses of experts, including accountants and other advisors, travel expenses, duplicating costs, delivery service fees, filing fees and all other disbursements or expenses of the type typically paid or incurred in connection with investigating, defending, being a witness in or participating in a proceeding of the type for which indemnification is available under this Agreement (or preparing for any of the foregoing), and any expenses of establishing a right to indemnification under Section 2 or Section 3.4(a) of this Agreement.
          11.2 For purposes of this Agreement, references to the “Corporation” shall include any direct or indirect subsidiary of the Corporation, and, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.
          11.3 For purposes of this Agreement, references to “fines” shall include any excise taxes assessed on Indemnitee with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service which imposes duties on, or involves services by, Indemnitee with respect to any employee benefit plan maintained by or behalf of the Corporation or the participants or beneficiaries of any such plan; and, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan referred to in the preceding clause, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.
     12. Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall constitute an original. This Agreement may be transmitted by facsimile or electronically, and it is the intent of the parties that the facsimile copy (or a photocopy or PDF copy) of any signature printed by a receiving facsimile machine or computer printer shall be deemed an original signature and shall have the same force and effect as an original signature.
     13. Successors and Assigns. This Agreement shall be binding upon the Corporation and its successors and assigns (including any direct or indirect successor by purchase of all or substantially all of the assets and/or business of the Corporation and any direct or indirect successor by merger, consolidation, operation of law or otherwise), and shall inure to the benefit of Indemnitee and the heirs, successors, executors, administrators and representatives of Indemnitee. The Corporation shall require and cause any successor, whether direct or indirect, by purchase, merger, consolidation, operation of law or otherwise, of all or substantially all of the assets and/or business of the Corporation expressly to assume and agree, by written agreement, to perform this Agreement to the same extent as the Corporation would be required to perform if no such succession had taken place.
     14. Attorneys’ Fees. If any proceeding is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such proceeding, unless as a part of such proceeding the court determines that each of the material assertions made by Indemnitee as a basis for such proceeding was not made in good faith or was frivolous. If a proceeding is instituted by or in the name of the Corporation under this Agreement, or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such proceeding (including with respect to Indemnitee’s counterclaims and cross-claims made in such proceeding), unless as a part of such proceeding the court determines that each of Indemnitee’s material defenses to such proceeding was not made in good faith or was frivolous.
     15. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (a) if delivered by hand and receipted for by the party addressed, on the date of such receipt, or (b) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement or as subsequently modified by written notice given as herein provided.
     16. Choice of Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Delaware to be applied. Indemnitee shall be entitled, in his or her sole discretion, to elect to have this Agreement and Indemnitee’s rights hereunder interpreted on the basis of applicable Delaware law in effect at any time between the date of this Agreement and the date the claim for indemnification is resolved.
     17. Consent to Jurisdiction. All actions and proceedings arising in any manner out of or from this Agreement or to interpret the provisions hereof shall be brought only in the state courts of the State of Delaware. The Corporation and Indemnitee each hereby irrevocably (a) consent and submit to the jurisdiction of the courts of the State of Delaware for purposes of any such action or proceeding, (b) waive any objection which they may now or hereafter have to the laying of venue of any such action or proceeding in the courts of the State of Delaware, and (c) waive any claim that the State of Delaware is not a convenient forum for any such action or proceeding. The consents to jurisdiction set forth in this Section 17 shall not constitute general consents to service of process in the State of Delaware and shall not be deemed to confer any rights on any person or entity other than the parties hereto and their successors and assigns (as referenced in Section 13).
     18. Amendment; Waiver. No provision of this Agreement may be amended unless such amendment is agreed to in writing and signed by both the Corporation and Indemnitee. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provisions hereof (whether or not similar) or constitute a continuing waiver. Any waiver must be in writing and signed by the Corporation or Indemnitee, as the case may be. A party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions or prevent that party thereafter from enforcing each and every provision of this Agreement.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

clickNsettle.com, Inc.

By:
Name:
Title:

Indemnitee:

Name:
Address: